Exhibit 32.1
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), David Apelian Interim President and Chief Executive Officer of Eiger BioPharmaceuticals, Inc. (the “Company”), and Michelle Maynard, Acting Principal Accounting Officer of the Company, each hereby certifies that, to the best of his or her knowledge:
1. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 16, 2023

/s/ David Apelian
David Apelian
Director, Interim President and Chief Executive Officer
(Principal Executive Officer)

/s/ Michelle Maynard
Michelle Maynard
Senior Vice President, Finance
(Acting Principal Financial and Accounting Officer)
“This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Eiger BioPharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.”